Exhibit 5.1


                    [Weil, Gotshal & Manges, LLP Letterhead]


                                November 16, 1999


Snyder Communications, Inc.
6903 Rockledge Drive, 15th Floor
Bethesda, Maryland  20817


Ladies and Gentlemen:

                     We have acted as counsel to Snyder Communications, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing of the Company's Registration Statement on Form S-8 under the Securities Act of 1933 (the "Registration Statement") relating to the sale, from time to time, by certain stockholders of the Company identified in the Reoffer Prospectus (the "Reoffer Prospectus") which form a part of the Registration Statement (collectively, the "Selling Stockholders"). Capitalized terms defined in the Registration Statement and used (but not otherwise defined) herein are used herein as so defined.

                     In so acting, we have examined originals or copies (certified or otherwise identified to our satisfaction), of such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

                     In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company.

                     Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that the 2,500,000 shares of Snyder Communications, Inc. -- SNC Common Stock, par value $0.001 per share, and 625,000 shares of Snyder Communications, Inc. -- Circle.com Common Stock, par value $0.001 per share (together, the "Common Stock") to be issued and sold by the Company pursuant to the Registration Statement, have been duly authorized and, when issued and sold as contemplated by the Registration Statement and the Snyder Communications, Inc. Second Amended and Restated Stock Incentive Plan will be validly issued, fully paid and nonassessable.

                     The opinions expressed herein are limited to the corporate laws of the State of Delaware and the federal laws of the United States, and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.

                     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                          Very truly yours,

                                          /s/ Weil, Gotshal & Manges LLP